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                                                                   EXHIBIT 10.27

$ _________                                                San Diego, California
Note No. __


                     DISCOVERY PARTNERS INTERNATIONAL, INC.

                                 PROMISSORY NOTE


            Discovery Partners International, Inc., a California corporation (the "Company"), for value received, hereby promises to pay to (the "Holder"), the principal amount of ($ ) (the "Issue Price"), together with interest on the unpaid amount thereof in accordance with the terms hereof, from the date hereof until paid in accordance with the terms hereof.

        1. Promissory Note ("Note").

            1.1 Interest Rate. The rate of interest hereunder ("Interest Rate") shall equal eight percent (8%) per annum, and shall be computed on the basis of a 365 day year for the actual number of days elapsed.

            1.2 Payment. The Issue Price plus all accrued but previously unpaid interest thereon shall become due and payable on the earlier of (a) the closing of a subsequent equity financing in which shares of the Company's Preferred Stock are issued or (b) February 10, 2000. Payment and any prepayment under
Section 1.3 below shall be made at the offices or residence of the Holder, or at such other place as the Holder shall have designated to the Company in writing, in lawful money of the United States of America.

            1.3 Prepayment. This Note may be prepaid, in whole or in part, at any time without premium or penalty.

            1.4 Note and Warrant Purchase Agreement. This Note is one of a series of Promissory Notes (collectively, the "Notes") issued by the Company in connection with that certain Promissory Note and Warrant Purchase Agreement dated as of the date hereof (the "Agreement") among the Company, Holder and the holders of the other Notes, and is subject to, and Holder and the Company shall be bound by, all the terms, conditions and provisions of the Agreement.

        2. Miscellaneous.

            2.1 Transfer of Note. This Note shall not be transferable or assignable in any manner and no interest shall be pledged or otherwise encumbered by the Holder without the express written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.


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            2.2 Titles and Subtitles. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

            2.3 Notices. Any notice required or permitted under this Note shall be given in writing and in accordance with Section 6.3 of the Agreement (for purposes of which the term "Investor" shall mean the Holder hereunder), except as otherwise expressly provided in this Note.

            2.4 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

            2.5 Amendments and Waivers. Other than the right to the payment of the Issue Price and all accrued but unpaid interest thereon, which may only be amended or waived with the written consent of the Holder, any other term of this Note may be amended and the observance of any other term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least fifty-one percent (51%) of the aggregate principal amount of the Notes then outstanding and in accordance with the Agreement. Any amendment or waiver effected in accordance with this Section 2.5 shall be binding upon the Holder of this Note, each future holder of this Note, and the Company.

            2.6 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            2.7 Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.

Date:  December 10, 1999        DISCOVERY PARTNERS INTERNATIONAL, INC., a
                                California Corporation


                                By:
                                     -------------------------------------------
                                     Jack Fitzpatrick, Chief Financial Officer


                       [SIGNATURE PAGE TO PROMISSORY NOTE]


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                                   SCHEDULE A


NOTE NO.               NOTE HOLDER                                AMOUNT
--------               ---------------                            ------
99-1                   Enterprise Partners III, L.P.              $1,852,793
99-2                   Enterprise Partners III Associates, L.P.   $147,207
99-3                   Mayfield VIII                              $1,900,000
99-4                   Mayfield Associates Fund II                $100,000